                                                                    Exhibit 99.1

          PRIMUS GUARANTY REPORTS FIRST QUARTER 2006 FINANCIAL RESULTS

HAMILTON, BERMUDA - MAY 8, 2006 - Primus Guaranty, Ltd. ("Primus Guaranty")
(NYSE: PRS), a leading provider of credit protection, announced today GAAP net income of $35.1 million, or $0.79 per diluted share for its first quarter 2006, compared with a GAAP net loss of $13.9 million, or $0.32 per diluted share, for the first quarter of 2005.

ECONOMIC RESULTS
In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on Primus Financial's* portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments. The company believes that by excluding quarterly fluctuations in the fair market value of the long-term portfolio of swaps sold, which variations have little or no effect on the company's operations, Economic Results provide a useful, and more meaningful, alternative view of long-term trends in profitability.

During the first quarter of 2006, Economic Results were $11.6 million, or $0.26 per diluted share, compared with $7.6 million, or $0.17 per diluted share, in the first quarter of 2005, an approximate 53% increase in year over year
Economic Results.

Please refer to the last page of this press release and to the company quarterly financial supplement for an explanation of the reconciliation from GAAP Results to Economic Results.

MANAGEMENT COMMENTARY
"We showed strong growth in Economic Results in the quarter reflecting the economies of scale in our business and prudent risk management. While market premiums in the quarter were generally poor, I am pleased with our ability to target opportunities to grow our credit swap portfolio at attractive returns,"
said Primus Guaranty Chief Executive Officer, Thomas W. Jasper.

"Our expansion into asset management began in the first quarter, as we announced two senior level hires including the President of Primus Asset Management. We are continuing to build out our team with the objective of significantly growing assets under management."

FIRST QUARTER REVENUES
GAAP revenues for the first quarter 2006 were $46.9 million, compared with negative revenues of $4.9 million in the year-earlier quarter. The increase is mainly attributable to unrealized mark-to-market gains and increased premium income during the first quarter of 2006.

Economic revenues for the first quarter 2006 were $23.4 million, an increase of
42% from $16.5 million in the year-earlier quarter.

Contributing to the growth in Economic revenues was a 37% increase in premium income from Primus Financial's* credit swaps sold. Premium income was $15.9 million in the first quarter of 2006, compared with $11.6 million in the same period of 2005. The increase reflects the continued growth of Primus Financial's credit swap portfolio.

Realized losses on the Primus Financial portfolio of credit swaps sold were $777 thousand in the first quarter of 2006, compared with zero for the same period of the prior year. These losses are attributable to our decision to reduce credit exposure through the early termination of certain credit swaps sold. To date, there have been no credit events in our portfolio of credit swaps sold.

Net credit swap revenue for PRS Trading was negative $232 thousand for the first quarter 2006. There was no corresponding revenue in 2005, as PRS Trading commenced trading in January 2006. All components of net credit swap revenue for
PRS Trading are incorporated in our Economic Results.

Consolidated interest income for the first quarter of 2006 was $6.6 million, an increase of approximately $2.9 million, or 78%, from the first quarter of 2005.
The increase is primarily driven by higher investment yields and an increase in average invested balances. The average investment yield in the first quarter of
2006 increased to 4.20%, up 113 basis points from an average of 3.07% in the first quarter of 2005. Weighted average balances were $629 million for the first quarter of 2006, compared with $482 million in the same quarter of 2005.

FIRST QUARTER OPERATING AND FINANCING EXPENSES
Operating expenses, excluding financing costs, were $8.1 million for the first quarter of 2006, compared with $7.7 million in the first quarter of 2005.
Operating expenses in the first quarter of 2005 included an $800 thousand accelerated compensation expense related to the departure of former employees.
The resulting $1.2 million increase in expenses in the first quarter of 2006, compared with the expenses, as adjusted for employee departures, in the first quarter of 2005, is attributable to additional compensation expenses, coupled with increases in professional and legal fees.

Financing costs, comprising distributions on preferred shares and interest expense, were $3.6 million in the first quarter of 2006, compared with $1.1 million in the first quarter of 2005. The increase in financing costs was primarily attributable to increased interest rates, combined with additional interest expense associated with the $125 million subordinated deferrable interest notes that were issued by Primus Financial in December 2005.

CREDIT SWAP PORTFOLIO- PRIMUS FINANCIAL*
At March 31, 2006, Primus Financial's portfolio of single name credit swaps sold totaled $14.4 billion, up 7% from $13.4 billion at December 31, 2005. There were
542 reference entities in the portfolio at March 31, 2006 compared with 532 at
December 31, 2005. The first quarter 2006

new transaction volume for single name credit swaps sold was $1.3 billion, with a weighted average premium of 40 basis points, and an average original tenor of
5.1 years. The weighted average original premium on the $14.4 billion portfolio of single name credit swaps sold as of March 31, 2006 was 45 basis points. Of the $1.3 billion new transaction volume for single name credit swaps sold, $20 million was attributable to credit swaps against sub-investment grade reference entities (limited to the BB sector) at a weighted average premium of 93 basis points.

The first quarter 2006 new transaction volume for tranches sold was $100 million, with a weighted average premium of 95 basis points, and an average original tenor of 6.6 years. Tranche notional sold was $150 million at March 31,
2006, with a weighted average premium of 93 basis points.

BALANCE SHEET
At March 31, 2006, total assets, on a GAAP basis, were $701.0 million, an increase of 4.1% from $673.1 million at December 31, 2005. At March 31, 2006, net shareholders' equity was $396.3 million, a 9.5% increase from $361.9 million at December 31, 2005. GAAP book value per share was $9.16 at March 31, 2006, relative to $8.38 at December 31, 2005.

Total cash, cash equivalents and available-for-sale investments at March 31,
2006 were $634.9 million, of which $578.4 million resides at Primus Financial.

Net unrealized gains on Primus credits swaps purchased and sold was $46.2 million at March 31, 2006, up from $21.8 million at December 31, 2005. The change was primarily due to declines in market credit swap premium levels, which resulted in a net increase in the value of the consolidated portfolio.

EARNINGS CONFERENCE CALL
Primus Guaranty will host a conference call Monday, May 8, 2006, at 11:00 AM
(ET) with access available via Internet and telephone. To access the live conference call, dial (866) 700-7441 (toll-free domestic) or (617) 213-8839
(international). The access code is 28585452. Please call to register at least
10 minutes before the conference call begins. A replay of the call will be available for three weeks via telephone starting at approximately 1:00 PM (ET)
on Monday, May 8, 2006, and can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international). The access code is 29498390. The webcast will be live as well as archived for one quarter on Primus Guaranty's website: www.primusguaranty.com. To access the webcast, refer to the investor relations section of the website, and click on the webcast icon in the center of the page.

Supplemental financial information, including additional portfolio and historical data, will be available on Primus Guaranty, Ltd.'s website under
"Investor Relations-Webcasts" or by clicking on
http://phx.corporate-ir.net/phoenix.zhtml?c=179637&p=irol-presentations.

ABOUT PRIMUS GUARANTY
Primus Guaranty, Ltd., through one of its operating subsidiaries, Primus
Financial Products, LLC, offers protection against the risk of default on corporate and sovereign obligations. Primus Financial assumes these risks through the sale of credit swaps to dealers, banks and portfolio managers. As a swap counterparty, Primus Financial is rated Aaa by Moody's Investor Service,
Inc. and AAA by Standard & Poor's Rating Services. The other principal operating subsidiary of Primus Guaranty, Primus Asset Management, Inc., provides credit swap portfolio management services to third parties, including Primus Financial.

The company is traded on the New York Stock Exchange under the symbol PRS.
Primus Guaranty is a Bermuda company, with the operations of its principal subsidiaries, Primus Financial Products and Primus Asset Management,
headquartered in New York City.

SAFE HARBOR STATEMENT

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-K, as filed with the SEC.

*NOTE: Primus Financial revenues & portfolio details exclude the three credit swap transactions with its affiliate (1st quarter 2006 and 2005 premiums = $86 thousand and $86 thousand; notional = $87 million in both periods), Primus Re, as the effects of the results of operations are eliminated in the consolidation.

                              PRIMUS GUARANTY, LTD.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                     (in thousands except per share amounts)

                                                                              MARCH 31,        DECEMBER 31,
                                                                                2006              2005
                                                                            -------------    --------------
                                                                             (unaudited)

ASSETS
Cash and cash equivalents...............................................    $     64,884      $     69,355
Available-for-sale investments..........................................         569,981           560,147
Accrued interest receivable.............................................           5,281             5,127
Accrued premiums and premiums receivable on credit swaps................           3,562             3,461
Premiums receivable on financial guarantees.............................             300               300
Unrealized gain on credit swaps, at fair value..........................          47,556            25,342
Fixed assets and software costs, net....................................           5,421             4,993
Debt issuance costs, net................................................           3,117             3,147
Other assets............................................................             931             1,210
                                                                            -------------    --------------
     Total assets.......................................................    $    701,033      $    673,082
                                                                            =============    ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses...................................    $      1,772      $      3,035
Compensation payable....................................................           1,627             4,833
Interest payable........................................................             564               404
Accrued premiums on credit swaps........................................              19                 -
Taxes payable...........................................................              65                54
Unrealized loss on credit swaps, at fair value..........................           1,403             3,521
Deferred credit swap premiums...........................................              40                46
Deferred financial guarantee premiums...................................             300               401
Deferred rent payable...................................................             466               416
Long-term debt..........................................................         200,000           200,000
                                                                            -------------    --------------
     Total liabilities..................................................         206,256           212,710

Preferred securities of subsidiary......................................          98,521            98,521

Stockholders' equity:
   Common stock, $0.08 par value, 62,500,000 shares authorized,
   43,283,001 and 43,176,511 shares issued and outstanding at
   March 31, 2006 and December 31, 2005.................................           3,572             3,572
   Additional paid-in-capital...........................................         266,593           265,848
   Warrants.............................................................             612               612
   Accumulated other comprehensive loss.................................         (5,699)           (4,254)
   Retained earnings ...................................................         131,178            96,073
                                                                            -------------    --------------
Total stockholders' equity..............................................         396,256           361,851
                                                                            -------------    --------------
Total liabilities, preferred securities of subsidiary and
   stockholders' equity.................................................    $    701,033      $    673,082
                                                                            =============    ==============

                              PRIMUS GUARANTY, LTD.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (in thousands except per share amounts)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                      --------------------------
                                                          2006           2005
                                                      ------------   -----------
                                                              (unaudited)
REVENUES
Net credit swap revenue...........................    $   40,129     $   (8,198)
Premiums earned on financial guarantees...........           100              99
Asset management fees.............................            49              42
Interest income...................................         6,601           3,693
Foreign currency revaluation loss.................           (6)           (564)
                                                      ------------   -----------
Total net revenues................................        46,873         (4,928)
                                                      ------------   -----------

EXPENSES
Compensation and employee benefits................         4,891           5,196
Professional and legal fees.......................         1,215             954
Depreciation and amortization.....................           589             516
Technology and data...............................           399             317
Interest expense..................................         2,449             493
Other.............................................         1,039             765
                                                      ------------   -----------
Total expenses....................................        10,582           8,241
Distributions on preferred securities of
   subsidiary.....................................         1,131             649
                                                      ------------   -----------
Income (loss) before provision for income taxes           35,160        (13,818)
Provision for income taxes........................          (55)            (36)
                                                      ------------   -----------
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES          $   35,105        (13,854)
                                                      ============   ===========

Income (loss) per common share:
Basic.............................................    $     0.81     $    (0.32)
Diluted...........................................    $     0.79     $    (0.32)
Average common shares outstanding:
Basic.............................................        43,246          43,213
Diluted...........................................        44,287          43,213

PRIMUS GUARANTY, LTD.
REGULATION G DISCLOSURE
ECONOMIC RESULTS
MARCH 31, 2006

In managing its business and assessing its growth and profitability from a strategic and financial planning perspective, the company believes it is appropriate to consider both its U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, the company evaluates what its Economic Results would have been if it excluded from revenue the amounts of any unrealized gains and losses on Primus Financial's* portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although it amortizes those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments. The company believes that by excluding quarterly fluctuations in the fair market value of the long-term portfolio of swaps sold, which variations have little or no effect on the company's operations, Economic Results provide a useful, and more meaningful, alternative view of long-term trends in profitability.

(IN 000'S EXCEPT PER SHARE AMOUNTS)                THREE MONTHS ENDED MARCH 31,
                                                  ------------------------------
                                                       2006             2005
                                                  -------------    -------------
GAAP NET INCOME                                    $   35,105       $  (13,854)
Adjustments:
Less: Change in unrealized fair value of
  credit swaps sold (gain) losses                     (24,711)          19,940
Less: Realized gains from early termination
  of credit swaps sold                                   (502)            (119)
Add: Amortization of realized gains from
  the early termination of credit swaps sold            1,734            1,624
-----------------------------------------------   -------------    -------------
NET ECONOMIC RESULTS                               $   11,626       $    7,591
-----------------------------------------------   -------------    -------------

Economic earnings per diluted share                     $0.26            $0.17

Economic weighted average common shares
  outstanding-diluted                                  44,287           44,388